EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are the names of subsidiaries, divisions and related organizations of Exelis, the respective jurisdiction in which each was organized (in the case of subsidiaries), and the name under which each does business (if other than the name of the entity itself).

NAME	JURISDICTION IN WHICH ORGANIZED	NAME UNDER WHICH DOING BUSINESS
Al-Shabaka for Marketing of Protection Products and general Support Services, LLC	Iraq
Archer Communications Systems Limited	United Kingdom
California Commercial Spaceport, Inc.	California
CCSI Investment Corporation	California
CCSI Management Corporation	California
Darlington Inc.	Delaware
Defence Investments Limited EDO Artisan, Inc.	United Kingdom New Jersey
EDO Automotive Natural Gas Inc.	Delaware
EDO Communications & Countermeasures Systems, Inc.	California
EDO Corporation	New York
EDO Energy Corporation	Delaware
EDO MBM Technology Ltd.	United Kingdom
EDO Mtech Inc.	Pennsylvania
EDO Professional Services, Inc.	Virginia
EDO Reconnaissance & Surveillance Systems, Inc.	Delaware
EDO Rugged Systems Ltd.	United Kingdom
EDO (UK) Ltd	United Kingdom
EDO Western Corp.	Utah
EVI Technology, LLC	Delaware
Exelis Defence Limited	United Kingdom
Exelis Huntington LLC	Delaware
Exelis VIS KK	Japan
Exelis Visual Information Solutions France SARL	France
Exelis Visual Information Solutions UK Limited	United Kingdom
Exelis Visual Information Solutions, Inc.	Colorado
Exelis Systems Corporation	Delaware
Felec Services, Inc.	Delaware
Fiber Innovations, Inc.	Massachusetts
Gilcron Corporation	Delaware
Gilcron International Corporation.	Delaware
High Desert Support Services LLC	Delaware
Impact Science and Technology, Inc.	New Hampshire
IBL JV, LLC ITT Insyte, Inc	Delaware Florida
ITT Advanced Engineering & Sciences International Inc.	Delaware
ITT Arctic Services, Inc.	Delaware
ITT Communications Support, Inc.	Delaware
ITT Defence Australia Pty Ltd.	Australia
ITT Defense Espana S.L.	Spain
ITT Defense International, Inc.	Delaware
ITT Federal Services Arabia Ltd.	Saudi Arabia
ITT Federal Services GmbH	Germany
ITT Federal Services International, Ltd.	Caymans
ITT Federal Services International Corporation, Doel Skopje LLC	Macedonia
ITT FSC Investment Corporation	Delaware
ITT FSC Management Corporation	Delaware

ITT GNSS Solutions, Inc.	California
ITT Power Solutions, Inc.	Massachusetts
ITT Security Services GmbH	Germany
ITT Shaw LLC	Delaware
ITT Space Systems LLC	Delaware
ITT VIS GmbH	Germany
ITT VIS B.V.	The Netherlands
ITT/B&W LLC	Delaware
Manu Kai, LLC	Hawaii
Mission Systems International Sarl	Luxembourg
NexGen Communications LLC	Virginia
NexGen Equipage Fund LLC	Delaware
Research Systems Italia Srl	Italy
Spaceport Management Corporation	Delaware
Spaceport Systems International LP	Delaware
Specialty Plastics Inc.	Louisiana
Electronic Systems Division	n/a
Geospatial Systems Division	n/a
Information Systems Division	n/a
Mission Systems Division	n/a

Note:	The names of certain subsidiaries have been omitted since, considered in the aggregate, they would not constitute a “significant subsidiary” as of the end of the year covered by this report.